Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2018 RESULTS

- Earnings of $0.10 Per Fully Diluted Share -

- Core FFO of $0.24 Per Fully Diluted Share -

- Leased 143,417 Square Feet of Office and Retail Space -

New York, New York, July 25, 2018 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the second quarter of 2018.

“We continued to execute our long-term strategy to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at higher rents and create long-term value for shareholders. During the quarter, we leased approximately 143,000 square feet of office and retail space that resulted in attractive spreads on both new Manhattan office and total portfolio leases of 26.5% and 17.9%, respectively. Our well-located, amenity-rich office buildings continue to draw a diverse group of prospective tenants. Our value price point between trophy Class A and Class B properties positions us well to capture steady tenant demand,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“Year-to-date, Observatory revenue increased 2.8% and Observatory net operating income increased 2.4%, as compared with the first half of 2017, driven by improved revenue mix despite slightly lower attendance. We are excited to open the new Observatory entrance in the third quarter,” added Kessler. “We continue to manage the business with a long-term perspective as we proactively position the balance sheet to fund our redevelopment program and allow for potential external growth opportunities.”

Second Quarter Highlights

•	Achieved net income attributable to the Company of $0.10 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.24 per fully diluted share.

•	Occupancy and leased percentages at June 30, 2018:

•	Total portfolio was 88.4% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 91.4% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 88.3% occupied; including SLNC, the Manhattan office portfolio was 91.9% leased.

•	Retail portfolio was 88.3% occupied; including SLNC, the retail portfolio was 91.1% leased.

•	Empire State Building was 92.9% occupied; including SLNC, was 94.6% leased.

•	Signed 37 leases, representing 143,417 rentable square feet across the total portfolio, and achieved a portfolio-wide 17.9% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 15 new leases representing 83,251 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 26.5% in mark-to-market rent over previous fully escalated rents.

•	Empire State Building Observatory revenue for the second quarter 2018 grew 3.6% to $35.2 million from $34.0 million in the second quarter 2017.

•	Declared a dividend of $0.105 per share.

Financial Results for the Second Quarter 2018

Net income attributable to common stockholders was $16.7 million, or $0.10 per fully diluted share, compared to $16.6 million, or $0.10 per fully diluted share, in the second quarter of 2017.

Core FFO was $71.0 million, or $0.24 per fully diluted share, compared to $73.2 million, or $0.25 per fully diluted share, in the second quarter of 2017.

Modified FFO was $71.0 million, or $0.24 per fully diluted share, compared to $73.2 million, or $0.25 per fully diluted share, in the second quarter of 2017.

FFO was $69.0 million, or $0.23 per fully diluted share, compared to $71.3 million, or $0.24 per fully diluted share, in the second quarter of 2017.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Six Months Ended June 30, 2018

Net income attributable to common stockholders was $26.4 million, or $0.16 per fully diluted share, compared to $26.6 million, or $0.17 per fully diluted share, in the six months ended June 30, 2017.

Core FFO was $130.2 million, or $0.44 per fully diluted share, compared to $134.5 million, or $0.45 per fully diluted share, in the six months ended June 30, 2017.

Modified FFO was $130.2 million, or $0.44 per fully diluted share, compared to $134.5 million, or $0.45 per fully diluted share, in the six months ended June 30, 2017.

FFO was $126.3 million, or $0.43 per fully diluted share, compared to $130.6 million, or $0.44 per fully diluted share, in the six months ended June 30, 2017.

Portfolio Operations

As of June 30, 2018, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of June 30, 2018, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	June 30, 2018	March 31, 2018	June 30, 2017
Percent occupied:
Total portfolio	88.4%	88.1%	89.2%
Total office	88.4%	88.0%	88.7%
Manhattan office	88.3%	87.3%	88.3%
Empire State Building	92.9%	92.8%	92.1%
Retail	88.3%	89.7%	95.9%
Percent leased:
Total portfolio	91.4%	91.5%	91.3%
Total office	91.4%	91.5%	90.9%
Manhattan office	91.9%	91.6%	90.7%
Empire State Building	94.6%	93.9%	92.4%
Retail	91.1%	91.4%	96.0%

Leasing

For the three months ended June 30, 2018, the Company signed 37 new, renewal, and expansion leases within the total portfolio, comprising 143,417 rentable square feet with an average starting rental rate of $55.99 per rentable square foot, representing an increase of 17.9% over the previous fully escalated rent.

On a blended basis, the 29 new, renewal, and expansion office leases, comprising 110,989 rentable square feet, signed within the Manhattan office portfolio during the second quarter, had an average starting rental rate of $60.53 per rentable square foot, representing an increase of 22.0% over the previous fully escalated rent.

Leases Signed in the Second Quarter 2018 for the Manhattan Office Portfolio

•	15 new leases, comprising 83,251 rentable square feet, with an average starting rental rate of $62.88 per rentable square foot, representing an increase of 26.5% over the previous fully escalated rent, and

•	14 renewal leases, comprising 27,738 rentable square feet, with an average starting rental rate of $53.48 per rentable square foot, representing an increase of 8.4% over the previous fully escalated rent.

Significant Lease Executed During the Second Quarter 2018

•	At Empire State Building, the Company signed a new full floor office lease, totaling 30,200 rentable square feet with LinkedIn, for a term of 7.5 years.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. As previously announced, the Company has commenced the first phase of a capital project to enhance the experience of office and retail tenants and Observatory visitors. The first phase will move the Observatory entrance to a new, larger, designated entrance at the western side of the Empire State Building on 34th Street, which will improve the commercial tenant and office visitor experience and the value of the Empire State Building’s 34th Street retail. The Company expects the new entrance to open by the end of the third quarter of 2018.

During the second quarter 2018, the Company signed eight office leases at the Empire State Building, representing 46,643 rentable square feet in the aggregate.

Observatory revenue for the second quarter 2018 was $35.2 million, a 3.6% increase from $34.0 million in the second quarter 2017. The Observatory hosted approximately 1,078,000 visitors in the second quarter 2018 compared to 1,126,000 visitors in the second quarter 2017, a decrease of 4.3%. This year, the Easter holiday was spilt between the first and second quarters, whereas in 2017, the Easter holiday fell entirely within the second quarter. In the second quarter 2018, there were 11 bad weather days compared to 15 bad weather days in the second quarter 2017. For the second quarter 2018, the Company estimates that fewer bad weather days resulted in approximately nineteen thousand more visitors than in the prior year period.

Observatory revenue was $56.5 million for the six months ended June 30, 2018, a 2.8% increase from $54.9 million for the six months ended June 30, 2017. The 102nd floor observation deck was closed in the first quarter of 2018 for the scheduled replacement of original elevator machinery with a new, higher speed glass elevator. Excluding first quarter revenue from the 102nd floor observation deck (which was $1.9 million in 2017), revenue would have increased 6.4% for the six months ended June 30, 2018 as compared with the same period in 2017. For the six months ended June 30, 2018, the Observatory hosted approximately 1,738,000 visitors, compared to 1,762,000 visitors for the same period in 2017, a decrease of 1.4%. For the six months ended June 30, 2018, there were 26 bad weather days compared to 37 bad weather days in the six months ended June 30, 2017.

Balance Sheet

At June 30, 2018, there was no outstanding balance under the Company’s $1.1 billion unsecured revolving credit facility and $265 million outstanding under the term loan facility. The facilities have an accordion feature allowing for an additional increase in the maximum aggregate principal balance to $1.75 billion under certain circumstances. The Company held cash, cash equivalents and short-term investments of $651.8 million at June 30, 2018.

As of June 30, 2018, the Company had total debt outstanding of approximately $1.9 billion, with a weighted average interest rate of 3.84% per annum, and a weighted average term to maturity of 8.6 years. None of the Company’s outstanding debt is subject to variable interest rates. At June 30, 2018, the Company’s consolidated net debt to total market capitalization was approximately 19.7% and consolidated net debt to EBITDA was 3.6x.

Dividend

On June 29, 2018, the Company paid a dividend of $0.105 per share for the second quarter 2018 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the second quarter 2018 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 26, 2018 at 8:30 am Eastern time.

The webcast will be accessible in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until August 2, 2018, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13681494.

The Supplemental Report will be available prior to the conference call in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of June 30, 2018, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units; changes in our business strategy; changes in technology and market competition which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax law and rates and similar matters; and our failure to qualify as a real estate investment trust, or REIT. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Revenues
Rental revenue	$124,038	$120,844
Tenant expense reimbursement	16,205	17,569
Observatory revenue	35,201	33,966
Lease termination fees	357	1,251
Third-party management and other fees	376	392
Other revenue and fees	2,352	2,327

Total revenues	178,529	176,349
Operating expenses
Property operating expenses	39,418	38,529
Ground rent expenses	2,332	2,332
General and administrative expenses	13,225	12,579
Observatory expenses	7,678	7,176
Real estate taxes	26,743	24,542
Depreciation and amortization	39,468	40,532

Total operating expenses	128,864	125,690

Total operating income	49,665	50,659
Other income (expense):
Interest income	2,499	775
Interest expense	(20,525)	(17,477)
Loss from derivative financial instruments	—	(42)

Income before income taxes	31,639	33,915
Income tax expense	(1,455)	(2,556)

Net income	30,184	31,359
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(13,299)	(14,541)

Net income attributable to common stockholders	$16,651	$16,584

Total weighted average shares
Basic	165,256	157,921

Diluted	297,244	298,398

Net income per share attributable to common stockholders
Basic	$0.10	$0.10

Diluted	$0.10	$0.10

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2018	2017
Revenues
Rental revenue	$246,349	$237,957
Tenant expense reimbursement	33,999	33,543
Observatory revenue	56,450	54,906
Lease termination fees	979	9,189
Third-party management and other fees	839	743
Other revenue and fees	7,184	4,344

Total revenues	345,800	340,682
Operating expenses
Property operating expenses	83,603	80,739
Ground rent expenses	4,663	4,663
General and administrative expenses	25,853	23,667
Observatory expenses	15,014	14,431
Real estate taxes	53,487	49,100
Depreciation and amortization	79,351	81,378

Total operating expenses	261,971	253,978

Total operating income	83,829	86,704
Other income (expense):
Interest income	3,724	1,396
Interest expense	(38,116)	(35,219)
Loss from derivative financial instruments	—	(289)

Income before income taxes	49,437	52,592
Income tax expense	(1,195)	(2,088)

Net income	48,242	50,504
Preferred unit distributions	(468)	(468)
Net income attributable to non-controlling interests	(21,355)	(23,467)

Net income attributable to common stockholders	$26,419	$26,569

Total weighted average shares
Basic	164,311	157,265

Diluted	297,029	298,180

Net income per share attributable to common stockholders
Basic	$0.16	$0.17

Diluted	$0.16	$0.17

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Net income	$30,184	$31,359
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	39,049	40,132

FFO attributable to common stockholders and non-controlling interests	68,999	71,257
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	70,957	73,215
Core FFO attributable to common stockholders and non-controlling interests	$70,957	$73,215

Total weighted average shares
Basic	297,244	296,388

Diluted	297,244	298,398

FFO per share
Basic	$0.23	$0.24

Diluted	$0.23	$0.24

Modified FFO per share
Basic	$0.24	$0.25

Diluted	$0.24	$0.25

Core FFO per share
Basic	$0.24	$0.25

Diluted	$0.24	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2018	2017
Net income	$48,242	$50,504
Preferred unit distributions	(468)	(468)
Real estate depreciation and amortization	78,517	80,556

FFO attributable to common stockholders and non-controlling interests	126,291	130,592
Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and non-controlling interests	130,207	134,508
Core FFO attributable to common stockholders and non-controlling interests	$130,207	$134,508

Total weighted average shares
Basic	297,028	296,388

Diluted	297,029	298,180

FFO per share
Basic	$0.43	$0.44

Diluted	$0.43	$0.44

Modified FFO per share
Basic	$0.44	$0.45

Diluted	$0.44	$0.45

Core FFO per share
Basic	$0.44	$0.45

Diluted	$0.44	$0.45

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30,	December 31,
	2018	2017
Assets
Commercial real estate properties, at cost	$2,771,845	$2,667,655
Less: accumulated depreciation	(698,725)	(656,900)

Commercial real estate properties, net	2,073,120	2,010,755
Cash and cash equivalents	251,797	464,344
Restricted cash	58,719	65,853
Short-term investments	400,000	—
Tenant and other receivables	21,600	28,329
Deferred rent receivables	190,419	178,629
Prepaid expenses and other assets	64,695	61,028
Deferred costs, net	246,763	262,701
Acquired below market ground leases, net	364,313	368,229
Goodwill	491,479	491,479

Total assets	$4,162,905	$3,931,347

Liabilities and equity
Mortgage notes payable, net	$610,026	$717,164
Senior unsecured notes, net	1,044,573	707,895
Unsecured term loan facility, net	263,900	263,662
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	129,944	110,849
Acquired below market leases, net	58,960	66,047
Deferred revenue and other liabilities	29,553	40,907
Tenants’ security deposits	42,808	47,086

Total liabilities	2,179,764	1,953,610
Total equity	1,983,141	1,977,737

Total liabilities and equity	$4,162,905	$3,931,347